UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2021

CUBESMART

CUBESMART, L.P.

(Exact Name Of Registrant As Specified In Charter)

Maryland (CubeSmart) Delaware (CubeSmart, L.P.)	001-32324 000-54462	20-1024732 34-1837021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Old Lancaster Road,
Malvern, Pennsylvania 19355

(Address of Principal Executive Offices)

(610) 535-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, $0.01 par value per share, of CubeSmart	CUBE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company (CubeSmart) ☐

Emerging growth company (CubeSmart, L.P.) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

CubeSmart ☐

CubeSmart, L.P. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 30, 2021, CubeSmart, L.P. (the “Operating Partnership”) and CubeSmart (the “Company”) completed the issuance and sale of $550 million in aggregate principal amount of the Operating Partnership’s 2.25% senior notes due December 15, 2028 (the “2028 Notes”), $500 million in aggregate principal amount of the Operating Partnership’s 2.50% senior notes due February 15, 2032 (the “2032 Notes” and together with the 2028 Notes, the “Notes”) and the Company’s related full and unconditional guarantees of the payment of principal, the make-whole premium, if any, and interest on the Notes (the “Guarantees”).

The net proceeds to the Operating Partnership from the sale of the Notes, after deducting the underwriters’ discount and estimated transaction expenses payable by the Company, are approximately $1.035 billion. The Operating Partnership expects to use all of the net proceeds of the offering to fund a portion of the approximately $1.648 billion cash purchase price, plus the payoff of approximately $40.9 million of existing indebtedness of LAACO, Ltd. (“LAACO”), for its pending acquisition of LAACO, including its portfolio of 59 open and operating self-storage properties that contain an aggregate of approximately 4.4 million rentable square feet, which includes two self-storage properties owned and operated by two joint ventures owned fifty percent by LAACO (the “Storage West Portfolio Acquisition”), which was announced on November 15, 2021 and to pay transaction expenses related thereto. If the Storage West Portfolio Acquisition is not consummated or if the net proceeds from the offering exceed the amount necessary to fund a portion of the cash purchase price for the Storage West Portfolio Acquisition, the Operating Partnership expects to use the net proceeds from the offering for general corporate purposes, which may include funding acquisitions and other investment opportunities and the repayment or repurchase of existing indebtedness.

The Notes and the Guarantees were issued pursuant to the indenture, dated as of September 16, 2011 (the “Indenture”), among the Company, the Operating Partnership and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Ninth Supplemental Indenture, dated as of November 30, 2021 (the “Ninth Supplemental Indenture”), among the Company, the Operating Partnership and the Trustee. Copies of the forms of the Notes and a copy of the form of the Guarantee are filed herewith as Exhibits 4.1 and 4.2 and Exhibit 4.3, respectively, and incorporated into this Item 1.01 by reference. The Operating Partnership, the Company and the Trustee also entered into a Tenth Supplemental Indenture, dated as of November 30, 2021 (the "Tenth Supplemental Indenture"), which addresses the situation in which the Trustee becomes an entity other than a corporation for purposes of Section 612 of the Indenture (Merger, Conversion, Consolidation or Succession to Business).

The 2028 Notes accrue interest at the rate of 2.25% per annum, with interest payable in cash semi-annually in arrears on June 15 and December 15 of each year. The 2032 Notes accrue interest at the rate of 2.50% per annum, with interest payable in cash semi-annually in arrears on February 15 and August 15 of each year. The 2028 Notes accrue interest from and including November 30, 2021, and will be payable beginning June 15, 2022. The 2032 Notes accrue interest from and including November 30, 2021, and will be payable beginning August 15, 2022.

The Notes are senior unsecured indebtedness of the Operating Partnership, ranking equally in right of payment with all of the Operating Partnership’s other unsecured unsubordinated indebtedness from time to time outstanding. The Notes are effectively subordinated to the Operating Partnership’s secured indebtedness and to the indebtedness and other liabilities of the consolidated subsidiaries of the Operating Partnership.

The Operating Partnership may redeem the 2028 Notes, at any time and from time to time, prior to October 15, 2028 (the “2028 Par Call Date”), in whole or in part, at a make-whole redemption price equal to the greater of (i) 100% of the principal amount of the 2028 Notes then outstanding to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2028 Notes to be redeemed (not including any accrued and unpaid interest to the redemption date), assuming that such 2028 Notes matured on the 2028 Par Call Date, discounted to the redemption date on a semi-annual basis at a rate equal to the Treasury Rate (defined in the Ninth Supplemental Indenture) plus 15 basis points, plus accrued and unpaid interest to, but not including, the redemption date.

On or after the 2028 Par Call Date, the Operating Partnership may redeem the 2028 Notes at any time in whole or in part and from time to time at a redemption price equal to 100% of the principal amount of the 2028 Notes to be redeemed, plus accrued and unpaid interest on the principal amount of the 2028 Notes being redeemed to, but not including, the redemption date.

The Operating Partnership may redeem the 2032 Notes, at any time and from time to time, prior to November 15, 2031 (the “2032 Par Call Date”), in whole or in part, at a make-whole redemption price equal to the greater of (i) 100% of the principal amount of the 2032 Notes then outstanding to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2032 Notes to be redeemed (not including any accrued and unpaid interest to the redemption date), assuming that such 2032 Notes matured on the 2032 Par Call Date, discounted to the redemption date on a semi-annual basis at a rate equal to the Treasury Rate (defined in the Ninth Supplemental Indenture) plus 15 basis points, plus accrued and unpaid interest to, but not including, the redemption date.

On or after the 2032 Par Call Date, the Operating Partnership may redeem the 2032 Notes at any time in whole or in part and from time to time at a redemption price equal to 100% of the principal amount of the 2032 Notes to be redeemed, plus accrued and unpaid interest on the principal amount of the 2032 Notes being redeemed to, but not including, the redemption date.

The Indenture and the Ninth Supplemental Indenture contain covenants that, among other things, (i) restrict the ability of the Operating Partnership and its subsidiaries to, subject to certain exceptions, incur additional debt and incur debt secured by liens, and (ii) restrict the Operating Partnership and its subsidiaries from owning unencumbered assets representing less than 150% of the outstanding principal amount of unsecured debt.

The material terms of the Notes and the Guarantees are described in a prospectus supplement, dated November 18, 2021, as filed with the Securities and Exchange Commission (the “Commission”) on November 22, 2021 pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended (the “Securities Act”), which relates to the offer and sale of the Notes and the Guarantees and supplements the Company’s and the Operating Partnership’s prospectus, as filed with the Commission on March 4, 2020, contained in the Company’s and the Operating Partnership’s registration statement on Form S-3ASR (File No. 333-236886) under the Securities Act.

The Indenture previously was filed with the Commission on September 16, 2011 as Exhibit 4.5 to the Company’s and the Operating Partnership’s registration statement on Form S-3 (File No. 333-176885) under the Securities Act, and is incorporated into this Item 1.01 by reference. The Ninth Supplemental Indenture is being filed with the Commission as Exhibit 4.4 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference. The Tenth Supplemental Indenture is being filed with the Commission as Exhibit 4.6 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

The foregoing is not a complete description of the Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, the Notes or the Guarantees and is qualified in its entirety by reference to the full text of those documents, each of which is incorporated herein by reference.

In connection with the foregoing, the Company and the Operating Partnership are filing as Exhibit 5.1 to this Current Report on Form 8-K the opinion of their counsel with respect to the validity of the Notes and the Guarantees.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K pertaining to the Notes and the Guarantees is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

4.1	Form of the Operating Partnership’s 2.25% senior notes due 2028.

4.2	Form of the Operating Partnership’s 2.50% senior notes due 2032.

4.3	Form of CubeSmart Guarantee (included in Exhibit 4.1 and Exhibit 4.2).

4.4	Ninth Supplemental Indenture, dated as of November 30, 2021, among CubeSmart, CubeSmart, L.P. and U.S. Bank National Association.

4.5*	Indenture, dated as of September 16, 2011, among CubeSmart, CubeSmart, L.P. and U.S. Bank National Association, incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-3, filed with the Commission on September 16, 2011.

4.6	Tenth Supplemental Indenture, dated as of November 30, 2021, among CubeSmart, CubeSmart, L.P. and U.S. Bank National Association.

5.1	Opinion of Troutman Pepper Hamilton Sanders LLP as to the legality of the Notes.

23.1	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1 and incorporated herein by reference).

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

* Incorporated herein by reference as above indicated.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBESMART

Date: November 30, 2021	By:	/s/ Jeffrey P. Foster
		Name:	Jeffrey P. Foster
		Title:	Chief Legal Officer & Secretary

CUBESMART, L.P.

	By:	CubeSmart, its general partner

Date: November 30, 2021	By:	/s/ Jeffrey P. Foster
		Name:	Jeffrey P. Foster
		Title:	Chief Legal Officer & Secretary